Exhibit 99.1

FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. REPORTS 2011 FIRST QUARTER RESULTS

BUFFALO GROVE, IL – May 9, 2011 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the first quarter ended March 31, 2011.  The results are those of Essex Rental Corp. and its wholly owned subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), Essex Finance Corp. (“Essex Finance”), Coast Crane Company (formerly known as CC Bidding Corp.) and Coast Crane Ltd. (“Coast Crane Ltd.”).  References in this release to “Coast Crane” refer to the combined results of Coast Crane Company and its wholly owned subsidiary, Coast Crane Ltd., which were acquired on November 24, 2010.  Included below is a comparison of Essex's results of operations for the quarter ended March 31, 2011 to the corresponding results for the quarter ended March 31, 2010.  Many of the explanations provided below relate to the impact of Coast Crane.  The financial tables included herein show the separate financial results of Coast Crane Company including its wholly-owned subsidiary, Coast Crane Ltd.  These amounts are included in the consolidated results of operations for the first quarter ended March 31, 2011, also included herein.

Management Comments on First Quarter 2011

Ron Schad, President & CEO of Essex, stated, “The first quarter was a busy and productive period for Essex.  While utilization of crawler cranes declined slightly on a sequential quarterly basis, it significantly improved when compared to the same period in the prior year.  The marginal decline in utilization on a sequential quarterly basis is due to seasonality, the completion of stimulus-funded construction projects, and the conclusion of certain levee contracts.  However, we did experience a modest sequential increase in average rental rates of crawler cranes compared to the fourth quarter of 2010.  As previously announced, we completed the acquisition of Coast Crane’s assets in late November, 2010.  To date, we are pleased with the quality of people at Coast Crane, and believe that their strengths have been exhibited while transitioning through the realignment of its management team.  While there are short term challenges associated with any acquisition, we are encouraged by the early indications including the steady increase in rental equipment utilization of the rental assets that make up the majority of our investment in Coast Crane, the stability of its parts and service business, and the new distribution agreements that we have put in place. We continue to believe that we have an excellent opportunity to capitalize on Coast Crane’s market position to generate highly attractive shareholder returns.”

Mr. Schad continued, “During the first quarter of 2011, we were active in negotiating and executing new distribution contracts with Tadano, Manitex, Broderson, Mantis and Terex.  We are excited about the promising future represented by our relationships with these industry leaders, and the strong partnerships we enjoy with all of the manufacturers that we represent.”

First Quarter 2011 Overview

Equipment rental revenue for the first quarter of 2011 rose to $10.4 million from $5.1 million for the quarter ended March 31, 2010.  The increase was primarily due to equipment rental revenue of $4.3 million generated by Coast Crane during the period as well as an increase in utilization rates.  Equipment rental revenue specific to our crawler crane fleet increased 18.2% or $0.9 million when compared to the period ended March 31, 2010.  The crawler crane utilization rate (on a day’s method) for the quarter ended March 31, 2011 equaled 42.8%, compared to 30.0% in the comparable period in 2010.  Partially offsetting the increase in equipment rental revenue due to the increase in utilization rates was an 11.7% decrease in the average monthly crawler crane rental rate to $15,516 compared to $17,562 for the comparable period in 2010.  The decrease in the average crawler crane rental rate was the result of a change in the mix of cranes on rent and lower rental rate pricing due to weakened demand caused by the slow economic recovery and the difficult commercial credit environment.  This was compounded by the expiration of existing rental agreements which had been executed at higher rental rates.  Although utilization has decreased marginally from 44.7% in the previous quarter, the average monthly crawler crane rental rate grew from $15,493 in the prior quarter ended December 31, 2010, exhibiting the stabilization of rental rates.  Though the increase was minor, this represents the first sequential quarter-over-quarter rise in average monthly rental rate since 2008.  In prior cyclical recoveries, as utilization rates grow, the average rental rate follows.

Transportation revenue for the first quarter of 2011 was $1.4 million compared to $1.0 million for the comparable period in 2010.  The increase was due to the transportation revenue of $0.2 million generated by Coast Crane during the period and an increase in the mobilization of crawler cranes of $0.2 million.  The increase in mobilization was attributable to increased utilization and was impacted by the mix of crawler cranes and attachments rented and the specific distances that equipment had to move for various rentals.

Equipment repairs and maintenance revenue for the first quarter of 2011 was $2.7 million compared to $1.1 million for the comparable period in 2010.  The increase was primarily due to the equipment repairs and maintenance revenue generated by Coast Crane during the period of $1.6 million.

During the first quarter ended March 31, 2011, Coast Crane generated revenues of $3.7 million related to new and used retail equipment sales and $2.9 million related to retail parts sales.

Cost of revenues for the quarter ended March 31, 2011 was $18.0 million compared to $7.1 million for the same period in 2010.  The increase was primarily due to the cost of revenues incurred by Coast Crane during the period of $10.9 million.  Excluding the non-cash costs of net book value of rental equipment sold and depreciation expense, costs were $12.6 million for the quarter ended March 31, 2011, compared to $3.4 million for the same period in 2010. The increase was primarily due to the cost of revenues at Coast Crane of $8.4 million during the period and the expense of preparing the fleet for rental agreements starting during the quarter and in the near term as evidenced by the increase in the crawler crane utilization rate to 42.8% for the first quarter of 2011 from 30.0% for the comparable period in 2010.

During the first quarter ended March 31, 2011, Coast Crane incurred costs related to new and used equipment sales of $3.1 million and $2.3 million relating to retail parts sales.

Selling, general and administrative expenses increased to $7.4 million for the quarter ended March 31, 2011 from $2.5 million for the same period in the prior year.  The increase was primarily due to selling, general and administrative expenses incurred by Coast Crane during the period of $4.4 million, as well as an increase in non-cash compensation expense related to stock based compensation.  Approximately $0.5 million of selling, general, and administrative expenses incurred during the three months ended March 31, 2011, are non-recurring and are associated with transaction related or integration expense at Coast Crane.

EBITDA before rental equipment sales was $1.1 million for the quarter ended March 31, 2011 compared to $1.4 million for the quarter ended March 31, 2010.  A reconciliation of EBITDA before rental equipment sales to Loss from Operations, the closest comparable measure under generally accepted accounting principles, is provided herein.

Outlook for 2011

Mr. Schad continued, “We are optimistic about the opportunities that the balance of 2011 and beyond will provide based on strong quoting activity - particularly to construction jobs that have already been awarded to contractors - stabilizing rental rates, increased utilization of the assets acquired by Coast Crane, and our new distribution agreements with Tadano, Mantis, Manitex, Broderson, and Terex.  While there was a slight decrease in the utilization rate of our crawler crane fleet versus the prior quarter due to seasonality, and specific infrastructure projects ending, we are encouraged by the opportunities that the future phases of the same projects will bring.  While competitive behavior remains challenging, we believe that in the long term, our strategy of disciplined pricing, a broad fleet of bare rental cranes, and our expanded service, sales, and distribution capabilities will provide attractive growth opportunities.

We have already begun the process of implementing new systems at Coast Crane that will provide visibility into quote and order activity similar to what we have used very effectively at Essex Crane.  In addition, we are also focused on expanding the products and services that Coast Crane currently distributes in our effort to grow both the retail sales and the repair and maintenance lines of business.  Based on the high utilization of certain classes of Coast Crane’s equipment and the continued improvement in demand for those assets, Essex’s Board of Directors has approved a capital investment of over $20 million in new equipment for Coast Crane’s rental fleet.”

Mr. Schad concluded, “As of March 31, 2011, Essex had approximately $60 million of liquidity, including $20 million in cash and amounts available under our revolving credit facilities.  We are confident that the construction rental equipment, sales and service markets are improving and are optimistic about what the future holds for Essex Rental Corp. and its shareholders.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET tomorrow, May 10, 2011.  Interested parties may participate in the call by dialing 1 (877) 407-8291 (Domestic) and (201) 689-8345 (International).  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a fleet of over 1,000 cranes and other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K/A and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to EBITDA before rental equipment sales, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of EBITDA before rental equipment sales serves to enhance understanding of Essex's operating performance, EBITDA before rental equipment sales should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance.  EBITDA before rental equipment sales has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of EBITDA before rental equipment sales to income from operations is included in the financial tables accompanying this release.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2011	2010

REVENUES
Equipment rentals	$10,366,853	$5,130,502
Retail equipment sales	3,698,364	-
Used rental equipment sales	443,526	1,010,381
Retail parts sales	2,916,309	-
Transportation	1,374,596	1,039,058
Equipment repairs and maintenance	2,687,522	1,127,368

TOTAL REVENUES	21,487,170	8,307,309

COST OF REVENUES
Salaries, payroll taxes and benefits	2,338,020	1,353,231
Depreciation	4,979,499	2,852,403
Retail equipment sales	3,126,946	-
Used rental equipment sales	397,844	852,851
Retail parts sales	2,269,198	-
Transportation	1,292,770	861,555
Equipment repairs and maintenance	3,007,947	887,790
Yard operating expenses	546,969	308,237

TOTAL COST OF REVENUES	17,959,193	7,116,067

GROSS PROFIT	3,527,977	1,191,242

Selling, general and administrative expenses	7,378,090	2,500,097
Other depreciation and amortization	508,964	191,686

LOSS FROM OPERATIONS	(4,359,077)	(1,500,541)

OTHER INCOME (EXPENSES)
Other income	164,368	105
Interest expense	(2,864,326)	(1,619,721)
Foreign currency exchange gains	7,209	-
TOTAL OTHER INCOME (EXPENSES)	(2,692,749)	(1,619,616)

LOSS BEFORE INCOME TAXES	(7,051,826)	(3,120,157)

BENEFIT FOR INCOME TAXES	(2,389,574)	(1,132,418)

NET LOSS	$(4,662,252)	$(1,987,739)

Weighted average shares outstanding:
Basic	21,978,645	14,126,041
Diluted	21,978,645	14,126,041

Loss per share:
Basic	$(0.21)	$(0.14)
Diluted	$(0.21)	$(0.14)

Coast Crane and Subsidiary
Consolidated Statement of Operations
(Unaudited)

Three Months Ended
March 31, 2011

REVENUES
Equipment rentals	$4,304,040
Retail equipment sales	3,698,364
Used rental equipment sales	442,926
Retail parts sales	2,916,309
Transportation	208,507
Equipment repairs and maintenance	1,625,071

TOTAL REVENUES	13,195,217

COST OF REVENUES
Salaries, payroll taxes and benefits	943,439
Depreciation	2,132,492
Retail equipment sales	3,126,946
Used rental equipment sales	396,760
Retail parts sales	2,269,198
Transportation	212,708
Equipment repairs and maintenance	1,650,892
Yard operating expenses	187,839

TOTAL COST OF REVENUES	10,920,274

GROSS PROFIT	2,274,943

Selling, general and administrative expenses	4,443,281
Other depreciation and amortization	313,714

LOSS FROM OPERATIONS	(2,482,052)

OTHER INCOME (EXPENSES)
Other income	30,716
Interest expense	(912,467)
Foreign currency exchange gains	7,209
TOTAL OTHER INCOME (EXPENSES)	(874,542)

LOSS BEFORE INCOME TAXES	(3,356,594)

BENEFIT FOR INCOME TAXES	(1,228,060)

NET LOSS	$(2,128,534)

Essex Rental Corp. & Subsidiaries
Rental Rate and Utilization Statistics
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Average Crawler Crane rental rate per month	$15,516	$17,562

Utilization Statistics - "Days" Utilization
Crawler Cranes	42.8%	30.0%
Rough Terrain	66.8%	N/A
Boomtrucks	48.7%	N/A
Tower Cranes	32.6%	N/A
Forklifts & Other Equipment	39.2%	N/A

(See definitions in the quarterly and annual reports filed with the SEC)

Reconciliation of Loss from Operations
to Total EBITDA and EBITDA before Rental Equipment Sales
(Unaudited)

			Coast Crane
	Essex Rental Corp & Subsidiaries		& Subsidiary
	Three Months Ended March 31,		Three Months
	2011	2010	Ended March 31, 2011

Loss from Operations	$(4,359,077)	$(1,500,541)	$(2,482,052)
Add: Depreciation	4,979,499	2,852,403	2,132,492
Add: Other depreciation and amortization	508,964	191,686	313,714
Total EBITDA	1,129,386	1,543,548	(35,846)

Minus: Used rental equipment sales	(443,526)	(1,010,381)	(442,926)
Add: Costs of used rental equipment sales	397,844	852,851	396,760
EBITDA before rental equipment sales	$1,083,704	$1,386,018	$(82,012)

Essex Rental Corp. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$19,995,506	$3,474,314
Accounts receivable, net of allowances for doubtful accounts and credit memos of $2,087,000 and $1,742,000, respectively	11,623,002	12,801,772
Other receivables	3,850,911	4,223,435
Deferred tax assets	2,482,628	2,402,709
Inventory
Retail equipment inventory	2,579,800	5,386,074
Retail spare parts, net	1,858,210	1,882,003
Prepaid expenses and other assets	2,980,966	3,069,976
TOTAL CURRENT ASSETS	45,371,023	33,240,283

Rental equipment, net	326,988,210	330,378,792
Property and equipment, net	8,700,112	8,727,456
Spare parts inventory, net	3,683,957	3,540,360
Identifiable finite lived intangibles, net	2,810,641	3,143,063
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	2,038,471	2,220,878

TOTAL ASSETS	$391,388,540	$383,046,958

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,320,626	$2,810,672
Accrued employee compensation and benefits	1,609,588	1,482,747
Accrued taxes	4,197,872	4,504,765
Accrued interest	543,548	436,947
Accrued other expenses	1,038,631	1,836,246
Unearned rental revenue	1,298,172	1,272,847
Customer deposits	280,509	2,320,007
Short-term debt obligations	673,403	783,243
Current portion of capital lease obligation	6,835	6,718
TOTAL CURRENT LIABILITIES	13,969,184	15,454,192

LONG-TERM LIABILITIES
Revolving credit facilities	212,435,104	214,959,971
Promissory notes	4,962,643	4,938,611
Other long-term debt obligations	2,356,911	2,982,920
Deferred tax liabilities	58,911,276	61,124,038
Interest rate swaps	4,498,184	5,266,586
Capital lease obligation	8,596	10,349
TOTAL LONG-TERM LIABILITIES	283,172,714	289,282,475

TOTAL LIABILITIES	297,141,898	304,736,667

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,428,092 shares at March 31, 2011 and 20,472,489 shares at December 31, 2010	2,443	2,047
Paid in capital	121,326,641	101,052,367
Accumulated deficit	(25,093,335)	(20,431,083)
Accumulated other comprehensive loss, net of tax	(1,989,107)	(2,313,040)
TOTAL STOCKHOLDERS' EQUITY	94,246,642	78,310,291

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$391,388,540	$383,046,958